UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2005

BIOSOURCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21930	77-0340829
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

542 Flynn Road, Camarillo, California		93012
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0086

Not Applicable

(Former Name or Former Address, if Changed Since Last Report))

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2005, BioSource International, Inc., a Delaware corporation (“BioSource”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Invitrogen Corporation (“Invitrogen”), a Delaware corporation, and Errol Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Invitrogen (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into BioSource, with BioSource continuing as the surviving corporation and a wholly owned subsidiary of Invitrogen (the “Merger”). At the effective time and as a result of the Merger, each share of BioSource common stock issued and outstanding immediately prior to the effective time of the Merger will be cancelled and extinguished and automatically converted into the right to receive an amount of cash equal to $12.50, without interest.

The Merger Agreement provides that all of the options to purchase BioSource common stock, whether or not vested or exercisable, will constitute at the effective time of the Merger the right to receive a cash amount equal to the product of (i) the excess, if any, of $12.50 over the applicable option exercise price, by (ii) the number of shares subject to such options. The Merger Agreement further provides that all of the warrants to purchase BioSource common stock, whether or not vested or exercisable, will constitute at the effective time of the Merger the right to receive a cash amount equal to the product of (i) the excess, if any, of $12.50 over the applicable warrant exercise price, by (ii) the number of shares subject to such warrants.

Prior to the effective time of the merger, BioSource will establish a final purchase date under the BioSource employee stock purchase plan and any purchase periods then in progress will end and any unvested shares issued to BioSource employees pursuant to such BioSource employee stock purchase plan will be accelerated, and vested and the BioSource employee stock purchase plan will be terminated. At the effective time of the Merger, all outstanding purchase rights under the employee stock purchase plan will automatically be exercised on the final purchase date, and each share of BioSource common stock purchased under those exercised rights and all vested shares pursuant to the employee stock purchase plan will be cancelled and converted into the right to receive $12.50 in cash, without interest.

BioSource has made representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to carry on its business in the ordinary course and in substantially the same manner as previously conducted during the interim period between the execution of the Merger Agreement and completion of the Merger, (ii) not to engage in certain kinds of transactions or negotiations, (iii) to use its reasonable best efforts to cause the conditions to closing to be satisfied, (iv) subject to certain exceptions, to cause a stockholders meeting to be held to consider adoption of the Merger Agreement and approval of the Merger, (v) subject to certain exceptions, for its board of directors to recommend adoption by its stockholders of the Merger Agreement and approval of the Merger, and (vi) not to solicit proposals relating to alternative business combination transactions.

BioSource has delivered disclosure schedules to Invitrogen in connection with signing the Merger Agreement. The disclosure schedules contain information (including information that has been included in BioSource’s prior public disclosures, as well as additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, regardless of whether an exception is noted. Accordingly, representations and warranties should not be relied on as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in BioSource’s public disclosures.

Completion of the Merger is subject to mutual conditions, including, among other things, the (i) adoption of the Merger Agreement and approval of the Merger by BioSource’s stockholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and (iii) absence of any pending action, suit or other proceeding by any governmental authority that, among other things, seeks to restrain or prohibit the completion of the Merger or seeks to obtain material damages from Invitrogen or damages from BioSource that would reasonably be expected to result in a material adverse effect on BioSource. Additionally, Invitrogen’s obligation to complete the

Merger is subject to certain conditions, including, among others, that the fairness opinion received by BioSource’s Board of Directors from its financial advisor shall not have been withdrawn, revoked or adversely modified or, if the fairness opinion shall have been withdrawn, revoked, or adversely modified, a subsequent fairness opinion issued by a reputable investment bank reasonably satisfactory to Invitrogen shall not have been withdrawn, revoked or adversely modified.

Concurrently with entering into the Merger Agreement, Genstar Capital Partners II, L.P. and Stargen II LLC, entered into a voting agreement with Invitrogen, pursuant to which they agreed to vote all of the shares of BioSource common stock beneficially owned by them in favor of the Merger. In the aggregate, these stockholders hold approximately 23.2% of BioSource’s outstanding common stock.

The Merger Agreement contains certain termination rights for both Invitrogen and BioSource, and further provides that, upon termination of the Merger Agreement under specified circumstances, BioSource may be required to pay Invitrogen a termination fee of $4,528,000.

The foregoing description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.02. Results of Operation and Financial Condition.

On July 26, 2005, BioSource issued a press release regarding its financial results for the second quarter ended June 30, 2005, which is attached hereto as Exhibit 99.1.  The press release is incorporated herein by reference.

The information in Item 2.02 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 3.03. Material Modification to Rights of Security Holders.

Immediately prior to the execution of the Merger Agreement, on July 25, 2005, BioSource and U.S. Stock Transfer Corporation (the “Rights Agent”) entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of February 25, 1999 (as amended, the “Rights Agreement”), which provides that neither the execution of the Merger Agreement, Voting Agreement or any agreements, arrangements or understandings entered into by BioSource in connection with the Merger Agreement, nor the consummation of the Merger, will trigger the provisions of the Rights Agreement. The Rights Agreement Amendment provides that the Rights Agreement terminates immediately prior to the effective time of the Merger.

The foregoing description of the Rights Agreement Amendment above does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events.

On July 26, 2005, BioSource issued a press release announcing the execution of the Merger Agreement, which is attached hereto as Exhibit 99.1. The press release is incorporated herein by reference.

*         *         *

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE YOU CAN FIND IT

In connection with the proposed merger, BioSource intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission (“SEC”).  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED MERGER, STOCKHOLDERS OF BIOSOURCE ARE URGED TO

READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The proxy statement and other relevant materials, and any other documents filed by BioSource with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and stockholders of BioSource may obtain free copies of the documents filed with the SEC by contacting BioSource Investor Relations at (805) 383-5200 or by directing a request to BioSource International, Inc., 542 Flynn Road, Camarillo, CA 93012, Attn: Investor Relations.

BioSource and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BioSource stockholders in favor of the Merger.  Certain executive officers and directors of BioSource have interests in the Merger that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and continuation of director and officer insurance and indemnification.  These interests will be described in the proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of July 25, 2005, among Invitrogen Corporation, Errol Acquisition Corporation and BioSource International, Inc.

4.1	Third Amendment to Rights Agreement, dated as of July 25, 2005, by and between BioSource International, Inc. and U.S. Stock Transfer Corporation.

99.1	Press release of BioSource International, Inc. issued July 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOSOURCE INTERNATIONAL, INC.

	By:	/s/ Alan I. Edrick
Date: July 26, 2005	Name:	Alan I. Edrick
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

2.1	Agreement and Plan of Merger, dated as of July 25, 2005, among Invitrogen Corporation, Errol Acquisition Corporation and BioSource International, Inc.

4.1	Third Amendment to Rights Agreement, dated as of July 25, 2005, by and between BioSource International, Inc. and U.S. Stock Transfer Corporation.

99.1	Press release of BioSource International, Inc. issued July 26, 2005.